Exhibit 99

FOR RELEASE –– JANUARY 30, 2018

Corning Reports Fourth-Quarter and Full-Year 2017 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced results for fourth-quarter and full-year 2017.

News Summary:

•	Strong fourth-quarter finishes an excellent 2017
-	Full-year GAAP sales of $10.1 billion, up 8%, and full-year GAAP EPS of $(0.66), compared to $3.23 in 2016; Q4 GAAP sales of $2.6 billion, up 7% year over year, and Q4 GAAP EPS of $(1.66)
-	2017 core sales of $10.5 billion, up 8%; core EPS of $1.72, up 11%
-	Fourth-quarter core sales of $2.7 billion, up 7% year over year, and core EPS of $0.49
-	Full-year and fourth-quarter 2017 core results have been adjusted to exclude $1.8 billion in non-cash items related to tax reform
•	Significant progress on Strategy and Capital Allocation Framework halfway through four-year plan
-	Returned $9 billion to shareholders and on a path to return more than $12.5 billion
-	All five market-access platforms delivered key milestones, including: major customer agreements and product wins; strategic acquisitions; and sales of new products in existing and emerging businesses
•	2017 results demonstrated benefits of growth investments:
-	Optical Communications’ full-year sales increase of 18%, and significant progress toward 2020 goal of $5 billion in sales
-	Specialty Materials’ full-year sales growth of 25%, driven by strong adoption of Corning® Gorilla® Glass technologies
-	Environmental Technologies’ full-year sales growth of 7%, with first sales of gas particulate filters initiating progress toward building a new $500 million business
•	2018 highlights expected to include sales of approximately $11 billion, continued innovation and growth investments, and further improvement in LCD pricing to mid-single digit percentage declines

“Strong growth and strong investment made 2017 an outstanding year. We exited the year running at full capacity in several of our businesses and with committed customer demand that supports our current capacity-expansion initiatives. We expect to see the benefits of these initiatives in the second half of 2018 and beyond as production ramps,” said Wendell P. Weeks, chairman, chief executive officer, and president. “2018 will be another year of strong growth and investment, consistent with our Strategy & Capital Allocation Framework. We feel great about our progress and prospects.”

Strategy and Capital Allocation Framework Progress

“We’re proud of our 2017 performance,” Weeks continued. “But it’s important to recognize that our achievements are not just the result of strong execution this year. Our success stems from the Strategy and Capital Allocation Framework that we introduced more than two years ago, and its focus on what’s best for Corning and its stakeholders.”

The Framework outlines the company’s 2016-2019 leadership priorities. Under the Framework, Corning plans to deliver more than $12.5 billion to shareholders while investing $10 billion in growth opportunities. Since it was announced in October 2015, the company has achieved key milestones including the return of $9 billion to shareholders through dividends, which have increased 29%, and share repurchases, which have reduced outstanding shares by 30%.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2017 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Two

“The strategic and financial benefits of Corning’s focused portfolio are increasingly evident as we enter the third year under our Framework,” Weeks said. “We’re particularly pleased with significant achievements across our market-access platforms.”

Highlights of progress in Corning’s market-access platforms include: a major contract with Verizon for next generation networks, and two significant acquisitions in Optical Communications; initiating shipment of the world’s first Gen 10.5 glass and capturing opportunities for Corning®  Iris™ Glass in Display; celebrating the 10th anniversary of Corning® Gorilla®  Glass with new applications and more glass on devices in Mobile Consumer Electronics; winning the majority of awarded platforms for gas particulate filters and advancing Gorilla Glass for Automotive to 35 platform wins; and introducing Valor™ Glass, a revolutionary new pharmaceutical packaging solution, and related manufacturing capacity plans in Life Sciences Vessels.

“In 2018, we will continue to advance the objectives of our Strategy and Capital Allocation Framework,” Weeks added. “Our results and outlook confirm that we have the right strategy in place to achieve the goals of our Framework and drive consistent growth.”

Fourth-Quarter and Full-Year 2017 Results and Comparisons
(In millions, except per-share amounts)

	Q4 2017	Q3 2017	% change	Q4 2016	% change	Full-year 2017	Full-year 2016	% change
GAAP Net Sales	$2,637	$2,607	1%	$2,476	7%	$10,116	$9,390	8%
GAAP Net (Loss) Income	$(1,412)	$390	(462%)	$1,572	(190%)	$(497)	$3,695	(113%)
GAAP EPS	$(1.66)	$0.39	(526%)	$1.47	(213%)	$(0.66)	$3.23	(120%)
Core Sales*	$2,739	$2,700	1%	$2,551	7%	$10,514	$9,710	8%
Core Earnings*	$485	$433	12%	$534	(9%)	$1,756	$1,774	(1%)
Core EPS*	$0.49	$0.43	14%	$0.50	(2%)	$1.72	$1.55	11%

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

Segment Results and Outlook

Display Technologies:

	Q4 2017	Q3 2017	% change	Q4 2016	% change	Full-year 2017	Full-year 2016	% change
GAAP Net Sales	$745	$768	(3%)	$830	(10%)	$2,997	$3,238	(7%)
GAAP Net Income	$168	$203	(17%)	$243	(31%)	$831	$935	(11%)
Core Sales*	$847	$860	(2%)	$904	(6%)	$3,394	$3,556	(5%)
Core Earnings*	$221	$227	(3%)	$276	(20%)	$944	$1,006	(6%)

NOTE: In all segments except the Display Technologies segment, core net sales are consistent with GAAP net sales. Because a significant portion of sales and costs in the Display Technologies segment are denominated in Japanese yen and South Korean won, this segment’s net sales and costs are adjusted to remove the impact of translating yen and won into U.S. dollars.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2017 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Three

Full-year core sales in Display Technologies were $3.4 billion, and core earnings were $944 million. For the full-year, volume was up mid-single digit percentages, in line with our expectations. Pricing improved as anticipated, and reached single-digit percentage declines year over year in both the third and fourth quarters of 2017.

Fourth-quarter core sales were $847 million, and core earnings were $221 million. In the fourth quarter, volume was up slightly sequentially, in line with the market.

For full-year 2018, Corning expects LCD glass market growth to be in the mid-single digit percentages, similar to 2017, as screen size growth continues. The company expects Corning’s volume to grow faster than the market as Corning supports the ramp-up of the world’s first Gen 10.5 fab. The improvements in LCD glass pricing are expected to continue in 2018, with full-year price declines expected to reach the mid-single digit percentages.

 Optical Communications:

	Q4 2017	Q3 2017	% change	Q4 2016	% change	Full-year 2017	Full-year 2016	% change
GAAP Net Sales	$928	$917	1%	$819	13%	$3,545	$3,005	18%
GAAP Net Income	$56	$102	(45%)	$67	(16%)	$341	$245	39%
Core Earnings*	$84	$111	(24%)	$87	(3%)	$396	$297	33%

Optical Communications had a very strong year, with full-year 2017 sales of $3.5 billion, up 18%, and core earnings up 33%. Sales growth in both enterprise and carrier businesses, as well as contributions from acquisitions, drove the outstanding results. Fourth-quarter sales increased 13% year over year.

2018 full-year Optical Communications sales are expected to increase by about 10%, excluding any contribution from the pending acquisition of 3M’s Communications Markets Division.

Environmental Technologies:

	Q4 2017	Q3 2017	% change	Q4 2016	% change	Full-year 2017	Full-year 2016	% change
GAAP Net Sales	$291	$277	5%	$245	19%	$1,106	$1,032	7%
GAAP Net Income	$30	$34	(12%)	$27	11%	$127	$133	(5%)
Core Earnings*	$36	$34	6%	$27	33%	$139	$136	2%

In Environmental Technologies, 2017 sales, including the first sales of gas particulate filters, were $1.1 billion, up 7%, driven by worldwide auto market growth and new business wins. Core earnings were $139 million, as capacity and engineering investments partially offset the benefits of sales growth. Fourth-quarter sales grew 19% year over year, with core earnings up 33%.

For 2018, Environmental Technologies sales are expected to increase by a high-single digit percentage.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2017 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Four

Specialty Materials:

	Q4 2017	Q3 2017	% change	Q4 2016	% change	Full-year 2017	Full-year 2016	% change
GAAP Net Sales	$393	$373	5%	$336	17%	$1,403	$1,124	25%
GAAP Net Income	$73	$72	1%	$68	7%	$249	$174	43%
Core Earnings*	$73	$71	3%	$65	12%	$250	$189	32%

Specialty Materials 2017 sales rose 25%, led by the increasing adoption of glass on the backs of devices. Fourth-quarter sales were up 17% year over year.

The company expects year-over-year sales growth for Specialty Materials in 2018, with the rate and pace dependent on customer adoption of Corning’s innovations.

Life Sciences:

	Q4 2017	Q3 2017	% change	Q4 2016	% change	Full-year 2017	Full-year 2016	% change
GAAP Net Sales	$225	$223	1%	$206	9%	$879	$839	5%
GAAP Net Income	$16	$17	(6%)	$13	23%	$64	$58	10%
Core Earnings*	$20	$21	(5%)	$17	18%	$80	$77	4%

In Life Sciences, full-year 2017 sales were up 5% and fourth-quarter sales were up 9% year over year, as the business continued to outpace market growth. For full-year 2018, sales are expected to grow by a mid-single-digit percentage.

Upcoming Investor Events

On Feb. 13, Corning will attend the Goldman Sachs Technology and Internet Conference to be held in San Francisco at the Palace Hotel.

Fourth-Quarter Conference Call Information

The company will host a fourth-quarter conference call on Tuesday, Jan. 30, at 8:30 a.m. ET. To participate, please call toll free (800) 230-1059 or for international access call (612) 234-9960 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON.” To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations, click “Events” and follow the instructions. A replay will be available beginning at 11 a.m. EST and will run through 5 p.m. ET, Tuesday, Feb. 13. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 438690. The webcast will be archived for one year following the call.

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to the Investor Relations page and clicking “Financial Highlights” under the “Performance” tab. These reconciliations also accompany this news release.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2017 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Five

Caution Concerning Forward-Looking Statements

This press release contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the company’s future operating performance, the company's share of new and existing markets, the company's revenue and earnings growth rates, the company’s ability to innovate and commercialize new products, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.

In this context, forward-looking statements often contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target.” Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the company, actual results could differ materially. The company does not undertake to update forward-looking statements. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; unanticipated disruption to equipment, facilities, or operations; facility expansions and new plant start-up costs; our ability to pace capital spending to anticipated levels of customer demand; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; our capital allocation plans, as such plans may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions; and the effectiveness of our risk management framework.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in the annual reports on Form 10-K and quarterly reports on Form 10-Q.

Digital Media Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it intends to use its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 166-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2017 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Six

Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display technology, automotive, and life sciences vessels. Corning's industry-leading products include damage-resistant cover glass for mobile devices; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for state-of-the-art communications networks; trusted products to accelerate drug discovery and delivery; and clean-air technologies for cars and trucks.

Media Relations Contact:

M. Elizabeth Dann

(607) 974-4989

dannme@corning.com

Investor Relations Contact:

Ann H.S. Nicholson

(607) 974-6716

nicholsoas@corning.com

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2017		2016	2017	2016
Net sales	$2,637		$2,476	$10,116	$9,390
Cost of sales	1,603		1,486	6,084	5,644

Gross margin	1,034		990	4,032	3,746

Operating expenses:		.
Selling, general and administrative expenses	400		368	1,467	1,472
Research, development and engineering expenses	240		173	860	742
Amortization of purchased intangibles	22		18	75	64
Restructuring, impairment and other charges			(1)		77

Operating income	372		432	1,630	1,391

Equity in earnings of affiliated companies	213		165	361	284
Interest income	12		11	45	32
Interest expense	(43)		(37)	(155)	(159)
Translated earnings contract gain (loss), net	72		1,847	(121)	(448)
Gain on realignment of equity investment					2,676
Other expense, net	(60)		(14)	(103)	(84)

Income before income taxes	566		2,404	1,657	3,692
(Provision) benefit for income taxes	(1,978)		(832)	(2,154)	3

Net (loss) income attributable to Corning Incorporated	$(1,412)		$1,572	$(497)	$3,695

(Loss) earnings per common share attributable to Corning Incorporated:
Basic	$(1.66)		$1.64	$(0.66)	$3.53
Diluted	$(1.66)		$1.47	$(0.66)	$3.23

Dividends declared per common share	$0.155		$0.135	$0.62	$0.54

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	December 31,
	2017	2016

Assets

Current assets:
Cash and cash equivalents	$4,317	$5,291
Trade accounts receivable, net of doubtful accounts and allowances	1,807	1,481
Inventories, net of inventory reserves	1,712	1,471
Other current assets	991	805
Total current assets	8,827	9,048

Investments	340	336
Property, plant and equipment, net of accumulated depreciation	14,017	12,546
Goodwill, net	1,694	1,577
Other intangible assets, net	869	796
Deferred income taxes	798	2,325
Other assets	934	1,271

Total Assets	$27,479	$27,899

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$379	$256
Accounts payable	1,439	1,079
Other accrued liabilities	1,391	1,416
Total current liabilities	3,209	2,751

Long-term debt	4,749	3,646
Postretirement benefits other than pensions	708	737
Other liabilities	3,017	2,805
Total liabilities	11,683	9,939

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,708 million and 1,691 million	854	846
Additional paid-in capital – common stock	14,057	13,695
Retained earnings	15,962	16,880
Treasury stock, at cost; shares held: 850 million and 765 million	(16,633)	(14,152)
Accumulated other comprehensive loss	(816)	(1,676)
Total Corning Incorporated shareholders’ equity	15,724	17,893
Noncontrolling interests	72	67
Total equity	15,796	17,960

Total Liabilities and Equity	$27,479	$27,899

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net (loss) income	(1,412)	1,572	(497)	3,695
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	284	287	1,083	1,131
Amortization of purchased intangibles	22	18	75	64
Restructuring, impairment and other charges		(1)		77
Equity in earnings of affiliated companies	(213)	(165)	(361)	(284)
Dividends received from affiliated companies	100	65	201	85
Deferred tax expense provision (benefit)	1,858	739	1,796	(308)
Customer incentives and deposits, net	100	185	100	185
Impairments and other disposal charges	80		80
Translated earnings contract loss (gain)	(72)	(1,847)	121	448
Unrealized translation (gains) losses on transactions	(75)	178	(339)	1
Gain on realignment of equity investment				(2,676)
Changes in certain working capital items:
Trade accounts receivable	(35)	78	(225)	(106)
Inventories	(4)	1	(170)	(68)
Other current assets	(63)	60	(172)	18
Accounts payable and other current liabilities	292	234	169	259
Other, net	26	24	143	16
Net cash provided by operating activities	888	1,428	2,004	2,537
Cash Flows from Investing Activities:
Capital expenditures	(557)	(315)	(1,804)	(1,130)
Acquisitions of businesses, net of cash paid		(54)	(171)	(333)
Proceeds from sale of a business	14		14
Cash received on realignment of equity investment				4,818
Proceeds from sale of assets to related party		42		42
Short-term investments – acquisitions				(20)
Short-term investments – liquidations			29	121
Realized gains on translated earnings contracts	71	55	270	201
Other, net	(20)	(22)	(48)	(37)
Net cash (used in) provided by investing activities	(492)	(294)	(1,710)	3,662
Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt	(252)		(252)	(85)
Proceeds from issuance of long-term debt	743		1,445
Payments from issuance of commercial paper				(481)
Principal payments under capital lease obligations	(6)	(6)	(7)	(7)
Proceeds received for asset financing and related incentives, net		1		1
Payments of employee withholding tax on stock award	(2)	(2)	(16)	(16)
Proceeds from the exercise of stock options	34	52	309	138
Repurchases of common stock for treasury	(388)	(343)	(2,452)	(4,227)
Dividends paid	(158)	(152)	(651)	(645)
Net cash used in financing activities	(29)	(450)	(1,624)	(5,322)
Effect of exchange rates on cash	85	(214)	356	(86)
Net increase (decrease) in cash and cash equivalents	452	470	(974)	791
Cash and cash equivalents at beginning of year	3,865	4,821	5,291	4,500
Cash and cash equivalents at end of year	4,317	5,291	4,317	5,291

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted (loss) earnings per common share (in millions, except per share amounts):

	Three Months Ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income attributable to Corning Incorporated	$(1,412)	$1,572	$(497)	$3,695
Less: Series A convertible preferred stock dividend	24	24	98	98
Net (loss) income available to common stockholders – basic	(1,436)	1,548	(595)	3,597
Add: Series A convertible preferred stock dividend		24		98
Net (loss) income available to common stockholders - diluted	$(1,436)	$1,572	$(595)	$3,695

Weighted-average common shares outstanding - basic	863	942	895	1,020
Effect of dilutive securities:
Stock options and other dilutive securities		10		9
Series A convertible preferred stock		115		115
Weighted-average common shares outstanding - diluted	863	1,067	895	1,144
Basic (loss) earnings per common share	$(1.66)	$1.64	$(0.66)	$3.53
Diluted (loss) earnings per common share	$(1.66)	$1.47	$(0.66)	$3.23

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Core earnings attributable to Corning Incorporated	$485	$534	$1,756	$1,774
Less: Series A convertible preferred stock dividend	24	24	98	98
Core earnings available to common stockholders - basic	461	510	1,658	1,676
Add: Series A convertible preferred stock dividend	24	24	98	98
Core earnings available to common stockholders - diluted	$485	$534	$1,756	$1,774

Weighted-average common shares outstanding - basic	863	942	895	1,020
Effect of dilutive securities:
Stock options and other dilutive securities	11	10	11	9
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	989	1,067	1,021	1,144
Core basic earnings per common share	$0.53	$0.54	$1.85	$1.64
Core diluted earnings per common share	$0.49	$0.50	$1.72	$1.55

© 2018 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at core performance measures.  We believe that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Corning has adopted the use of constant currency reporting for the Japanese yen and South Korean won, and uses an internally derived yen-to-dollar management rate of ¥99 and won-to-dollar management rate of ₩1,100.  The Company believes that the use of constant currency reporting allows investors to understand our results without the volatility of currency fluctuations, and reflects the underlying economics of the translated earnings contract used to mitigate the impact of changes in currency exchange rates on our net sales and net income.

Net sales, equity in earnings of affiliated companies and net income are adjusted to exclude the impacts of changes in the Japanese yen and the South Korean won, gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Management’s discussion and analysis on our reportable segments has also been adjusted for these items, as appropriate.  These measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for GAAP reporting measures.  With respect to the Company’s outlooks for future periods, it is not able to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of the Japanese yen and South Korean won against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control.  As a result, the Company is unable to provide outlook information on a GAAP basis.

See “Use of Non-GAAP Financial Measures” for details on core performance measures.  For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures” below.

© 2018 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to arrive at Core performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Display Technologies segment revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  As of January 1, 2015, we use an internally derived management rate of ¥99, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Because a significant portion of  Corning Precision Materials’ costs are denominated in Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of ₩1,100, which is consistent with historical prior period averages of the won.

(2)	Translation gain on Japanese yen-denominated debt: The gain on the translation of our Yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract gain (loss):  We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen and South Korean won-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our euro, New Taiwan dollar and Chinese yuan-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)

Discrete tax items and other tax-related adjustments:  This represents the removal of discrete adjustments (e.g. changes in tax law and changes in judgment about the realizability of certain deferred tax assets) as well as other non-operational tax-related adjustments.

(6)	Litigation, regulatory and other legal matters: Includes amounts related to legal matters.
(7)

Restructuring, impairment and other charges:  This amount includes restructuring, impairment and other charges, including goodwill impairment charges and other expenses and disposal costs not classified as restructuring expense.

(8)

Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(9)

Adjustments related to acquisitions:  Includes fair value adjustments to the Corning Precision Materials indemnity asset related to contingent consideration, post-combination expenses and other acquisition and disposal adjustments.

(10)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

(11)	Gain on realignment of equity investment: Gain recorded upon the completion of the strategic realignment of our ownership interest in Dow Corning.
(12)

Taiwan power outage:  Impact of the power outage that temporarily halted production at our Tainan, Taiwan manufacturing location in the second quarter of 2016.  The impact includes asset write-offs and charges for facility repairs, offset somewhat by partial reimbursement through our insurance program.

(13)

Adjustments to remove the impact of the Tax Cuts and Job Act:  Includes a provisional amount related to the one-time mandatory tax on unrepatriated foreign earnings, a provisional amount related to the remeasurement of U.S. deferred tax assets and liabilities, changes in valuation allowances as a result of the 2017 Tax Act, and adjustments for the elimination of foreign tax credits.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2017

(Unaudited; amounts in millions, except per share amounts)

	Three months ended December 31, 2017
			Income
			before	Net	Effective
	Net	Equity	income	(loss)	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$2,637	$213	$566	$(1,412)	349.5%	$(1.66)
Constant-yen (1)	102	1	88	75		0.09
Constant-won (1)			(1)	(1)
Translated earnings contract gain (3)			(72)	(46)		(0.05)
Acquisition-related costs (4)			24	18		0.02
Discrete tax items and other tax-related
adjustments (5)				99		0.11
Litigation, regulatory and other legal matters (6)
Restructuring, impairment and other charges (7)			22	27		0.03
Equity in earnings of affiliated company (8)		(80)	(80)	(51)		(0.06)
Adjustments related to acquisitions (9)			15	16	—	0.02
Pension mark-to-market adjustment (10)			7	5		0.01
Adjustments to remove the impacts of the Tax Cuts
and Job Act (13)				1,755		2.03
Core performance measures	$2,739	$134	$569	$485	14.8%	$0.49

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2017

(Unaudited; amounts in millions, except per share amounts)

	Year ended December 31, 2017
			Income
			before	Net	Effective
	Net	Equity	income	(loss)	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$10,116	$361	$1,657	$(497)	130.0%	$(0.66)
Constant-yen (1)	396	3	354	276		0.31
Constant-won (1)	2		(21)	(16)		(0.02)
Translation gain on Japanese yen-denominated
debt (2)			(14)	(9)		(0.01)
Translated earnings contract loss (gain) (3)			125	78		0.09
Acquisition-related costs (4)			84	59		0.07
Discrete tax items and other tax-related
adjustments (5)				127		0.14
Litigation, regulatory and other legal matters (6)			(12)	(9)		(0.01)
Restructuring, impairment and other charges (7)			72	62		0.07
Equity in earnings of affiliated company (8)		(152)	(152)	(97)		(0.11)
Adjustments related to acquisitions (9)			10	13		0.01
Pension mark-to-market adjustment (10)			22	14		0.02
Adjustments to remove the impacts of the Tax Cuts
and Job Act (13)				1,755		1.96
Core performance measures	$10,514	$212	$2,125	$1,756	17.4%	$1.72

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2016

(Unaudited; amounts in millions, except per share amounts)

	Three months ended December 31, 2016
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$2,476	$165	$2,404	$1,572	34.6%	$1.47
Constant-yen (1)	74		68	58		0.05
Constant-won (1)	1		(11)	(8)		(0.01)
Translated earnings contract loss (3)			(1,847)	(1,165)		(1.09)
Acquisition-related costs (4)			18	12		0.01
Discrete tax items and other tax-related
adjustments (5)				56		0.05
Restructuring, impairment and other charges (7)			68	47		0.04
Equity in earnings of affiliated company (8)		(53)	(53)	(33)		(0.03)
Adjustments related to acquisitions (9)			(4)	(4)
Pension mark-to-market adjustment (10)			7	5
Taiwan power outage (12)			(8)	(6)		(0.01)
Core performance measures	$2,551	$112	$642	$534	16.8%	$0.50

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2016

(Unaudited; amounts in millions, except per share amounts)

	Year ended December 31, 2016
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$9,390	$284	$3,692	$3,695	0%	$3.23
Constant-yen (1)	316	4	300	222		0.19
Constant-won (1)	4	(1)	(47)	(34)		(0.03)
Translated earnings contract loss (gain) (3)			448	282		0.25
Acquisition-related costs (4)			127	107		0.09
Discrete tax items and other tax-related
adjustments (5)				(27)		(0.02)
Litigation, regulatory and other legal matters (6)			55	70		0.06
Restructuring, impairment and other charges (7)			199	138		0.12
Equity in earnings of affiliated company (8)		(37)	(37)	(18)		(0.02)
Adjustments related to acquisitions (9)			(49)	(42)		(0.04)
Pension mark-to-market adjustment (10)			67	44		0.04
Gain on realignment of equity investment (11)			(2,676)	(2,676)		(2.34)
Taiwan power outage (12)			17	13		0.01
Core performance measures	$9,710	$250	$2,096	$1,774	15.4%	$1.55

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months and Year Ended December 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended				Three Months Ended
	December 31, 2017				December 31, 2016
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$1,034	39%	$400	$240	$990	40%	$368	$173
Constant-yen (1)	88				69
Constant-won (1)					(10)
Acquisition-related costs (4)			(3)
Restructuring, impairment and other charges (7)			(9)		52		(15)
Adjustments related to acquisitions (9)			7				4
Pension mark-to-market adjustment (10)			(6)				(7)
Taiwan power outage (12)					(7)

Core performance measures	$1,122	41%	$389	$240	$1,094	43%	$350	$173

	Year ended				Year ended
	December 31, 2017				December 31, 2016
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$4,032	40%	$1,467	$860	$3,746	40%	$1,472	$742
Constant-yen (1)	351				299
Constant-won (1)	(19)				(40)		1	1
Acquisition-related costs (4)	7		(3)		5		(55)
Litigation, regulatory and other legal matters (6)			12				(52)
Restructuring, impairment and other charges (7)	32		(17)		101		(19)
Adjustments related to acquisitions (9)			13				49
Pension mark-to-market adjustment (10)			(21)				(67)
Taiwan power outage (12)					16

Core performance measures	$4,403	42%	$1,451	$860	$4,127	43%	$1,329	$743

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Display Technologies Segment

Three Months and Year Ended December 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	December 31, 2017		December 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$745	$168	$830	$243
Constant-yen (1)	102	65	74	51
Constant-won (1)				(9)
Translated earnings contract gain (3)		(45)		(34)
Discrete tax items and other tax-related adjustments (5)		38
Restructuring, impairment and other charges (7)				31
Adjustments related to acquisitions (9)		(5)		(4)
Pension mark-to-market adjustment (10)				1
Taiwan power outage (12)				(3)
Core performance measures	$847	$221	$904	$276

	Year Ended		Year Ended
	December 31, 2017		December 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$2,997	$831	$3,238	$935
Constant-yen (1)	395	260	316	222
Constant-won (1)	2	(12)	2	(33)
Translated earnings contract loss (3)		(169)		(127)
Discrete tax items and other tax-related adjustments (5)		38
Litigation, regulatory and other legal matters (6)		(9)
Restructuring, impairment and other charges (7)		13		44
Adjustments related to acquisitions (9)		(8)		(42)
Pension mark-to-market adjustment (10)				1
Taiwan power outage (12)				6
Core performance measures	$3,394	$944	$3,556	$1,006

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Optical Communications Segment

Three Months and Year Ended December 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	December 31, 2017		December 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$928	$56	$819	$67
Acquisition-related costs (4)		14		7
Restructuring, impairment and other charges (5)		12		12
Pension mark-to-market adjustment (10)		2		1
Core performance measures	$928	$84	$819	$87

	Year Ended		Year Ended
	December 31, 2017		December 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$3,545	$341	$3,005	$245
Acquisition-related costs (4)		39		23
Restructuring, impairment and other charges (7)		14		24
Pension mark-to-market adjustment (10)		2		5
Core performance measures	$3,545	$396	$3,005	$297

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Environmental Technologies Segment

Three Months and Year Ended December 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	December 31, 2017		December 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$291	$30	$245	$27
Restructuring, impairment and other charges (7)		6
Core performance measures	$291	$36	$245	$27

	Year Ended		Year Ended
	December 31, 2017		December 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$1,106	$127	$1,032	$133
Restructuring, impairment and other charges (7)		12		3
Core performance measures	$1,106	$139	$1,032	$136

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Specialty Materials Segment

Three Months and Year Ended December 31, 2017

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	December 31, 2017		December 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$393	$73	$336	$68
Constant-won (1)				(1)
Restructuring, impairment and other charges (7)				1
Taiwan power outage (12)				(3)
Core performance measures	$393	$73	$336	$65

	Year Ended		Year Ended
	December 31, 2017		December 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$1,403	$249	$1,124	$174
Constant-yen (1)				(1)
Constant-won (1)		(1)		(2)
Restructuring, impairment and other charges (7)		2		15
Taiwan power outage (12)				3
Core performance measures	$1,403	$250	$1,124	$189

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Life Sciences Segment

Three Months and Year Ended December 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	December 31, 2017		December 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$225	$16	$206	$13
Acquisition-related costs (4)		3		3
Restructuring, impairment and other charges (7)				1
Pension mark-to-market (10)		1
Core performance measures	$225	$20	$206	$17

	Year Ended		Year Ended
	December 31, 2017		December 31, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$879	$64	$839	$58
Acquisition-related costs (4)		13		12
Restructuring, impairment and other charges (7)		2		7
Pension mark-to-market (10)		1
Core performance measures	$879	$80	$839	$77

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Equity in Earnings of Affiliated Companies

Three Months and Year Ended December 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended			Three Months Ended
	December 31, 2017			December 31, 2016
			Total				Total
	Hemlock		equity	Dow	Hemlock		equity
	Semiconductor	Other	earnings	Corning	Semiconductor	Other	earnings

As reported	$213		$213		$168	$(3)	$165
Constant-yen (1)	1		1
Equity in earnings of
affiliated companies (8)	(80)		(80)		(58)	5	(53)

Core Performance Measures	$134		$134		$110	$2	$112

	Year Ended			Year Ended
	December 31, 2017			December 31, 2016
			Total				Total
	Hemlock		equity	Dow	Hemlock		equity
	Semiconductor	Other	earnings	Corning	Semiconductor	Other	earnings

As reported	$352	$9	$361	$82	$212	$(10)	$284
Constant-yen (1)	1	2	3			4	4
Constant-won (1)						(1)	(1)
Equity in earnings of
affiliated companies (8)	(152)		(152)	16	(58)	5	(37)

Core Performance Measures	$201	$11	$212	$98	$154	$(2)	$250

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months and Year Ended December 31, 2017 and 2016

(Unaudited; amounts in millions)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016

Cash flows from operating activities	$888	$1,428	$2,004	$2,537
Realized gains on translated earnings contracts	71	55	270	201
Translation gains (losses) on cash balances	75	(138)	342	10
Other	1	1	4	49

Adjusted cash flows from operating activities	$1,035	$1,346	$2,620	$2,797

© 2018 Corning Incorporated. All Rights Reserved.